UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 5, 2023

Solid Power, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40284	86-1888095
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

486 S. Pierce Avenue, Suite E Louisville, Colorado	80027
(Address of principal executive offices)	(Zip code)

(303) 219-0720

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLDP	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	SLDPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 5, 2023, the Board of Directors (the “Board”) of Solid Power, Inc. (the “Company”) increased the size of the Board from nine directors to eleven directors and filled the newly created vacancies by appointing Kaled Awada and Susan Kreh as directors of the Company. The Board designated Mr. Awada as a Class I director, to serve until the Company’s 2025 annual meeting of stockholders, and designated Ms. Kreh as a Class III director, to serve until the Company’s 2024 annual meeting of stockholders. Mr. Awada was appointed to the Human Resources and Compensation Committee of the Board and Ms. Kreh was appointed to the Audit Committee of the Board.

Mr. Awada and Ms. Kreh will be compensated in accordance with the Company’s outside director compensation policy, as amended by the Board effective July 1, 2023 (the “Outside Director Compensation Policy”). The Outside Director Compensation Policy provides for an annual cash retainer of $50,000 for each non-employee director, certain additional cash retainer amounts for a non-employee director’s service as a chairperson of the Board, lead independent director, or chairperson or member of any committees, and eligibility to receive nondiscretionary equity compensation, including an award of restricted stock units having a grant date fair value equal to $250,000 on the first trading date on or after the date the applicable non-employee director joins the Board and an award of restricted stock units having a grant date fair value equal to $145,000 on the date of each annual meeting of the Company’s stockholders, in all cases, unless the compensation is waived by the applicable non-employee director. The foregoing description of the Outside Director Compensation Policy is qualified in its entirety by the full text of the Outside Director Compensation Policy, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition, the Company and each of Mr. Awada and Ms. Kreh entered into the Company’s standard indemnification agreement, the form of which has previously been filed with the Securities and Exchange Commission.

There have been no transactions with the Company and there are currently no proposed transactions with the Company that would be required to be disclosed under Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Awada or Ms. Kreh and any other person pursuant to which Mr. Awada and Ms. Kreh were selected as directors of the Company.

Item 8.01	Other Events.

On July 10, 2023, the Company issued a press release announcing Mr. Awada and Ms. Kreh’s appointments to the Board. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Internet addresses in the press release are for informational purposes only and are not intended to be hyperlinks to other information of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

See the Exhibit index below, which is incorporated herein by reference.

Exhibit No.	Description
10.1	Solid Power, Inc. Outside Director Compensation Policy.
99.1	Press Release, dated July 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 10, 2023

SOLID POWER, INC.

By:	/s/ James Liebscher
Name: James Liebscher
Title: Chief Legal Officer and Secretary